[COAST FINANCIAL HOLDINGS, INC. LOGO]     [LOGO] THE CEREGHINO GROUP

Contact:                                  CORPORATE INVESTOR RELATIONS
Brian P. Peters, Executive                5333 - 15TH AVENUE SOUTH, SUITE 1500
Vice President and CFO                    SEATTLE, WA 98108
941-345-1419                              206.762.0993 or 503.234.6361
bpeters@coastbankflorida.com              www.stockvalues.com
----------------------------              -------------------

==============================================================================


           COAST FINANCIAL LOAN PORTFOLIO GROWS 84%
              AND DEPOSITS INCREASE 40% OVER 2003
              -----------------------------------

Bradenton, Florida - January 29, 2004 - Coast Financial Holdings, Inc. (Nasdaq: CFHI), parent company of Coast Bank of Florida, today reported that loan growth during 2003, as well as an expanding net interest margin, contributed to a 55% increase in net interest income for the year ended December 31, 2003, as compared to the year ended December 31, 2002. Following a $2.4 million addition to its loan loss reserve in the fourth quarter, for 2003 Coast Financial lost $1.7 million, or $1.01 per basic and diluted share, compared to a net loss of $691,000, or $0.66 per share, in 2002. For the fourth quarter, the net loss was $1.5 million, or $0.57 per share, compared to a loss of $806,000, or $0.60 per share, in the fourth quarter of 2002.

"We have focused on growth and building our franchise over the past year. We completed our initial public offering in November, raising net proceeds of approximately $20 million," said Brian P. Peters, President and COO of Coast Bank and Executive Vice President and CFO of Coast Financial Holdings. "We have opened four branches since 2000 when our banking subsidiary was formed, with two of those locations opening in 2003. Our focus is on generating quality loan and core deposit growth while increasing shareholder value through improved earnings. We have a strong management team with many years experience in our market area and are positioned to take advantage of market opportunities."

"In December, we announced that after conducting a comprehensive review of a substantial portion of our loan portfolio we made the decision to tighten our lending standards and substantially increased our fourth quarter loan loss provision. Our revenue growth is strong, and we expect the investments we have made in expanding our franchise over the past few years to begin to translate to profits in the coming year," added Peters.

Income Statement Review

Revenues (net interest income before the provision for loan losses plus other operating income) for the year ended December 31, 2003 increased 32% to $8.6 million, compared to $6.5 million for the 2002 fiscal year. For the fourth quarter, revenues grew 24% to $2.4 million, from $1.9 million in the fourth quarter of 2002.

Net interest income, a basic measure of bank profitability, grew 55% for the year, to $6.5 million, compared to $4.2 million in 2002. Fourth quarter 2003 net interest income grew 52% to $1.9 million from $1.3 million in the same quarter of 2002. Net interest margin was 3.20% for both the 2003 fiscal year and the 2003 fourth quarter, a 22 basis point improvement from net interest margin of 2.98% for the 2002 fiscal year and a 59 basis point improvement from the fourth quarter of 2002.

Non-interest income for 2003 was $2.1 million, as compared to $2.3 million for 2002. For the 2003 fourth quarter, non-interest income was $427,000, as compared to $629,000 for the fourth quarter of 2002.

"During 2004, we expect to achieve approximately $500,000 in annual savings from the elimination of positions related to lending programs discontinued in the fourth quarter and other non-essential positions," said Peters. Non-interest expense totaled $8.2 million for 2003, compared to $6.8 million for 2002. For the quarter, non-interest expense totaled $2.3 million, compared to $2.9 million in the fourth quarter of 2002.

"As noted in our initial public offering prospectus, we have established a relationship with Raymond James Financial Services, Inc. to provide asset and investment management services, brokerage services, and insurance products to our customers through Coast Financial Partners, a subsidiary of our bank," said Peters. "Recently, we have taken steps to transform this relationship, by leasing space directly to an individual Raymond James broker in an arrangement whereby we will receive a small portion of the gross commissions generated in the office. As a result, inactivating our subsidiary, Coast Financial Partners. This move allows us to maintain our broad range of convenient services for our customers, generate a consistent income stream and limit potential liability related to maintaining Coast Financial Partners as a subsidiary of the bank."

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

CFHI 4Q03 Results
January 29, 2004
Page 2 of 6


Balance Sheet Review

Assets increased 50% to $264 million at December 31, 2003, compared to $176 million a year earlier. Deposits grew 40% during 2003 to $208 million at year end, compared to $148 million at December 31, 2002. Book value increased to $9.01 per share at December 31, 2003, from $7.60 per share a year earlier.

"During the fourth quarter, we eliminated floor plan lending to auto dealers and indirect consumer auto loans because of the higher risk associated with these types of loans. The on-going growth of our portfolio is focused on quality commercial and commercial real estate credits," said Peters. Net loans jumped 84% to total $214 million at December 31, 2003, from $116 million a year earlier.

"As we announced previously, at the end of 2003, our new senior lender, Tyrone L. Shinn, headed up a review of all loans greater than $100,000 that were not secured by real estate," said Peters. "As a result of this review, we changed the status of some loans and increased our reserve allocations accordingly. Currently, we believe we have an adequate allowance for loan losses and expect to maintain the overall quality of our loan portfolio." At December 31, 2003, non-performing assets totaled $1.1 million, or 0.42% of total assets, a 10% improvement compared to non-performing assets of $1.2 million, or 0.71% of total assets at December 31, 2002. The allowance for loan losses was $3.2 million, or 1.48% of total loans outstanding, at December 31, 2003, compared to $1.4 million, or 1.16% of total loans outstanding, a year earlier.

Commercial real estate loans comprised 26% of Coast's gross loan portfolio at December 31, 2003, compared to 19% a year earlier. Residential construction and land loans accounted for 22% of gross loans, compared to 21% at the end of 2002. Residential real estate mortgages were 20% of the portfolio, up from 13% last year. Installment loans, primarily consumer loans, including now discontinued indirect auto lending, were 17% in 2003, compared to 26% in 2002. Commercial business loans represent 14% of gross loans at December 31, 2003, compared to 20% a year earlier.

Conference Call

The company will host a conference call today, Thursday, January 29, 2004 at 10:30 a.m. EST to discuss the fourth quarter and year end results. The conference call can be accessed by dialing 800-257-7063. To listen to the call online, go to the company's website, www.coastbankflorida.com or to www.fulldisclosure.com. Institutional investors may access the call via the subscriber-only site, www.streetevents.com. An archived recording of the call can be accessed by dialing 800-405-2236, access code 568022, until Thursday, February 5, 2004 or via the Internet at www.fulldisclosure.com through February 12, 2004.

About the Company

Coast Financial Holdings, Inc. through its banking subsidiary, Coast Bank of Florida (www.coastbankflorida.com), operates five full-service banking locations in Manatee County, Florida. Coast Bank of Florida is a general commercial bank that provides full-service banking operations to its customers from its headquarters location and from branch offices in northwest Bradenton and on Longboat Key. Through an arrangement with Raymond James Financial Services, Inc., Coast makes asset and investment management services and insurance products available to its customers.

This press release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management's plans, strategies, and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as "believe," expect," anticipate," project," and conditional verbs such as "may," "could," and "would," and other similar expressions or verbs. Such forward-looking statements reflect management's current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated. These risks, uncertainties, and other factors include, among others: changes in general economic or business conditions, either nationally or in the State of Florida, changes in the interest rate environment, the Company's ability to collect on delinquent loans, changes in the regulatory environment, and other risks described in the Company's initial public offering prospectus and as described from time to time by the Company in other reports filed by it with the Securities and Exchange Commission. Any forward-looking statement speaks only to the date on which the statement is made, and the Company disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. If the Company does update any forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

                         (tables follow)

CFHI 4Q03 Results
January 29, 2004
Page 3 of 6


RESULTS OF OPERATIONS
---------------------                           Quarter Ended                  Twelve Months Ended
(In thousands except shares       ----------------------------------------  --------------------------
  and per share data)             Dec 31, 2003  Sep 30, 2003  Dec 31, 2002  Dec 31, 2003  Dec 31, 2002
                                  ------------  ------------  ------------  ------------  ------------
Interest income:
  Loans receivable                $      3,154  $      2,905  $      2,313  $     11,126  $      7,832
  Securities                               211           192           245           954           842
  Other interest-earning assets             14             2            40            61           116
                                  ------------  ------------  ------------  ------------  ------------
                                         3,379         3,099         2,598        12,141         8,790
Interest expense:
  Deposits                               1,377         1,301         1,259         5,284         4,363
  Borrowings                                79            94            74           360           238
                                  ------------  ------------  ------------  ------------  ------------
                                         1,456         1,395         1,333         5,644         4,601
                                  ------------  ------------  ------------  ------------  ------------
  Net Interest Income Before
    Provision For Loan Losses            1,923         1,704         1,265         6,497         4,189
Provision for loan losses:               2,424           198           297         2,934           835
  Net Interest Income After
                                  ------------  ------------  ------------  ------------  ------------
    Provision For Loan Losses             (501)        1,506           968         3,563         3,354

Non-interest income:
  Service charges on deposit
    accounts                                83            80           102           294           380
  Gain on sale of loans                    260           370           294         1,312           960
  Gain on sale of securities
    available for sale                      --            --            10            98           155
  Net loan servicing (costs) fees          (42)          (89)           36          (141)          103
  Asset management fees                     98            92           105           430           237
  Other service charges and fees            28             2            82            74           472
                                  ------------  ------------  ------------  ------------  ------------
                                           427           455           629         2,067         2,307
Non-interest expense:
  Salary and employee benefits           1,307         1,297           916         4,976         3,018
  Occupancy and equipment                  309           300           229         1,095           716
  Data processing                          119           102           119           380           552
  Professional fees                         90            89            59           382           245
  Office supplies                           57            57            56           222           143
  Advertising                              167            98           119           409           270
  Telephone                                 80            67            36           253            93
  Impairment of a security held
    for sale                                --            --         1,191            --         1,191
  Settlement on impaired security           --            --            --          (400)           --
  Other                                    219           191           161           894           537
                                  ------------  ------------  ------------  ------------  ------------
                                         2,348         2,201         2,886         8,211         6,765
                                  ------------  ------------  ------------  ------------  ------------
Income Before Provision For
  Income Taxes                          (2,422)         (240)       (1,289)       (2,581)       (1,104)

Income tax benefit:                       (897)          (90)         (483)         (956)         (413)
                                  ------------  ------------  ------------  ------------  ------------
Net loss                                (1,525)         (150)         (806)       (1,625)         (691)

  Dividends on preferred stock               -             -             -          (105)            -
                                  ------------  ------------  ------------  ------------  ------------
Net loss applicable to common
  stockholders                    $     (1,525) $       (150) $       (806) $     (1,730) $       (691)
                                  ============  ============  ============  ============  ============
Loss per share,
  Basic and diluted               $      (0.57) $      (0.11) $      (0.60) $      (1.01) $      (0.66)

Weighted Average Shares
  Outstanding
    Basic and diluted                2,698,493     1,350,450     1,350,450     1,715,053     1,042,184

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

CFHI 4Q03 Results
January 29, 2004
Page 4 of 6


FINANCIAL  CONDITION
--------------------
(In thousands except shares
and per share data)                      Dec 31, 2003  Sep 30, 2003  Dec 31, 2002
                                         ------------  ------------  ------------
ASSETS
------
Cash and due from banks                  $      4,667  $      7,855  $      4,330
Federal funds sold                              3,000           565         4,640
                                         ------------  ------------  ------------
   Cash and cash equivalents                    7,667         8,420         8,970

Securities available for sale                  26,972        26,321        29,290
Loans, net of allowance for loan
  losses of $3,163, $1,632 and
  $1,350, at 12/31/03, 09/30/03,
  and 12/31/02 respectively                   214,240       176,277       116,203
Loans held for sale                               --             --        10,888
Foreclosed real estate                            --             73           110
Federal Home Loan Bank stock, at cost            592            592           299
Premesis and equipment, net                    8,614          8,256         6,033
Accrued interest receivable                    1,187          1,015           850
Deferred income taxes                          2,525          1,629         1,418
Loan servicing rights                          1,134          1,085           775
Other assets                                     952          1,080         1,030
                                        ------------   ------------  ------------
                                        $    263,883   $    224,748  $    175,866
                                        ============   ============  ============

LIABILITIES
-----------
Deposits:
  Non-interest bearing demand
    deposits                            $     20,293   $     20,004  $     13,410
  Savings, NOW and money-market
    deposits                                  46,934         39,974        36,517
  Time deposits                              140,513        127,641        98,238
                                        ------------   ------------  ------------
                                             207,740        187,619       148,165
Federal Home Loan Bank advances                7,500          3,100         2,500
Other borrowings                              12,097         15,752         8,141
Other liabilities                              2,881          2,471           799
                                        ------------   ------------  ------------
                                             230,218        208,943       159,605


STOCKHOLDERS' EQUITY
--------------------
Preferred stock, $.01 par value;
  $11 liquidation value; 5,000,000
  shares authorized                               --          5,995         5,995
Common stock, $5 par value;
  20,000,000 shares authorized                18,677          6,752         6,752
Additional paid-in capital                    19,351          5,897         5,897
Accumulated deficit                           (4,055)        (2,530)       (2,325)
Accumulated other comprehensive
  income                                        (308)          (309)          (58)
                                        ------------   ------------  ------------
                                              33,665         15,805        16,261

                                        ------------   ------------  ------------
Total liabilities and
stockholders' equity                    $    263,883   $    224,748  $    175,866
                                        ============   ============  ============

Preferred shares issued and
  outstanding at end of period                    --        545,000       545,000
Common shares issued and
  outstanding at end of period             3,735,450      1,350,450     1,350,450

Book value per common share
  at end of period                      $       9.01    $      7.26  $       7.60

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

CFHI 4Q03 Results
January 29, 2004
Page 5 of 6

ADDITIONAL FINANCIAL INFORMATION
--------------------------------
(Dollars in thousands)
                                         Dec 31, 2003  Sep 30, 2003  Dec 31, 2002
                                         ------------  ------------  ------------
LOANS:
------
  Commercial                             $     30,321        28,601        23,829
  Commercial real estate                       55,506        37,539        21,827
  Installment                                  36,687        34,419        29,801
  Residential real estate                      43,746        37,267        14,780
  Residential construction                     49,635        38,880        26,640
                                         ------------  ------------  ------------
  Loans, gross                                215,895       176,707       116,877

  Add (deduct):
    Deferred loan costs, net                    1,509         1,202         676
    Allowance for loan losses                  (3,163)       (1,632)       (1,350)
                                         ------------  ------------  ------------
    Loans, net                           $    214,240  $    176,277  $    116,203
                                         ============  ============  ============


NON-PERFORMING ASSETS:                   Dec 31, 2003  Sep 30, 2003  Dec 31, 2002
---------------------                    ------------  ------------  ------------

Loans on Non-Accrual Status              $      1,055  $      1,512  $      1,096
Delinquent Loans on  Accrual Status                --            --            --
                                         ------------  ------------  ------------
Total Non-Performing Loans                      1,055         1,512         1,096
Real Estate Owned (REO)/Repossessed
  assets                                           62           120           144
                                         ------------  ------------  ------------
    Total Non-Performing Assets          $      1,117  $      1,632  $      1,240
                                         ============  ============  ============

Total Non-Performing
Assets/Total Assets                             0.42%         0.73%         0.71%


                                                     Quarter Ended                     Twelve Months Ended
CHANGE IN THE                           ----------------------------------------  --------------------------
ALLOWANCE FOR LOAN LOSSES :             Dec 31, 2003  Sep 30, 2003  Dec 31, 2002  Dec 31, 2003  Dec 31, 2002
-------------------------               ------------  ------------  ------------  ------------  ------------
Balance at beginning of period          $      1,632  $      1,587  $      1,135  $      1,350  $        644

Provision for loan losses                      2,424           198           297         2,934           835

Recoveries                                         2             8             0            12             -
Charge offs                                     (894)         (161)          (81)       (1,133)         (129)
                                        ------------  ------------  ------------  ------------  ------------
    Net charge offs                             (892)         (153)          (81)       (1,121)         (129)
                                        ------------  ------------  ------------  ------------  ------------


                                        ------------  ------------  ------------  ------------  ------------
Balance at end of period                $      3,163  $      1,632  $      1,350  $      3,163  $      1,350
                                        ============  ============  ============  ============  ============


Net Charge-offs/Average
Loans Outstanding                              0.45%         0.09%         0.07%         0.68%         0.12%
Allowance for Loan Losses/
  Total Loans Outstanding                      1.48%         0.93%         1.16%         1.48%         1.16%
Allowance for Loan Losses/
  Non-Performing Loans                          300%          108%          123%          300%          123%


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

CFHI 4Q03 Results
January 29, 2004
Page 6 of 6

ADDITIONAL FINANCIAL INFORMATION
--------------------------------
(Dollars in thousands)
(Rates / Ratios Annualized)

                                                     Quarter Ended                       Year Ended
                                        ----------------------------------------  --------------------------
OPERATING PERFORMANC :                  Dec 31, 2003  Sep 30, 2003  Dec 31, 2002  Dec 31, 2003  Dec 31, 2002
----------------------                  ------------  ------------  ------------  ------------  ------------
Average loans                           $    196,424  $    173,685  $    123,660  $    165,316  $    104,330
Average securities and deposits               32,614        29,066        35,285        34,284        26,860
Average non-interest-earning assets           16,799        15,895        11,859        15,591         9,204
                                        ------------  ------------  ------------  ------------  ------------
Total Average Assets                    $    245,837  $    218,647  $    170,804  $    215,192  $    140,393
                                        ============  ============  ============  ============  ============

Average interest bearing deposits       $    179,234       161,462       128,467       159,346       105,909
Average borrowings                            17,653        20,936        11,199        17,579         9,215
Average non - interest bearing
  liabilities                                 22,660        20,378        14,391        19,590        11,584
                                        ------------  ------------  ------------  ------------  ------------
Total Average Liabilities               $    219,548  $    202,775  $    154,056  $    196,515  $    126,708
                                        ============  ============  ============  ============  ============

Total average equity                          26,289        15,871        16,748        18,677        13,686
                                        ------------  ------------  ------------  ------------  ------------
Total Average Liabilities And Equity    $    245,837  $    218,647  $    170,804  $    215,192  $    140,393
                                        ============  ============  ============  ============  ============


Interest rate yield on loans                   6.36%         6.65%         7.47%         6.73%         7.51%
Interest rate yield on securities
  and deposits                                 2.75%         2.67%         1.18%         2.96%         3.57%
  Interest Rate Yield On Interest
    Earning Assets                             5.84%         6.07%         6.05%         6.08%         6.70%
                                        ------------  ------------  ------------  ------------  ------------
Interest rate expense on deposits              3.05%         3.20%         3.89%         3.32%         4.12%
Interest rate expense on borrowings            1.79%         1.80%         2.64%         2.05%         2.58%
  Interest Rate Expense On Interest
    Bearing Liabilities                        2.93%         3.03%         3.79%         3.19%         4.00%
                                        ------------  ------------  ------------  ------------  ------------

Interest rate spread                           2.91%         3.04%         2.26%         2.89%         2.70%
                                        ============  ============  ============  ============  ============

Net interest margin                            3.20%         3.33%         2.61%         3.20%         2.98%
                                        ============  ============  ============  ============  ============


Other operating income/Average assets          0.70%         0.83%         1.47%         1.28%         2.19%

Other operating expense/Average assets         3.82%         4.03%         6.76%         5.09%         6.42%

Efficiency ratio (other operating
  expense/revenue)                            99.90%       101.93%       152.39%        95.88%       104.14%

Return on average assets                      -2.48%        -0.27%        -1.89%        -1.01%        -0.66%

Return on average equity                     -23.20%        -3.77%       -19.26%       -11.60%        -6.73%

Average equity/Average assets                 10.69%         7.26%         9.81%         8.68%         9.75%


                              #  #  #

Note:  Transmitted on PR Newswire on January 29, 2004 at 6:00 a.m. EST.